Exhibit 10.5

Execution Version

LETTER OF CREDIT REIMBURSEMENT AND COLLATERAL AGREEMENT, dated as of August 5, 2011, between DYNEGY MIDWEST GENERATION, LLC, as account party (the “Account Party”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, (“Credit Suisse”) as issuing lender (in such capacity, together with its successors and assigns in such capacity, the “Issuing Lender”).

STATEMENT OF PURPOSE:

WHEREAS, the Issuing Lender (or one or more of its Affiliates) has issued the letters of credit referred to on Schedule A hereto (the “Existing Letters of Credit”) under the Fifth Amended and Restated Credit Agreement dated as of April 2, 2007 (as amended prior to the date hereof, the “Existing Credit Agreement”) among Dynegy Holdings Inc., as the borrower, Dynegy Inc., a Delaware corporation, as the parent, Dynegy Inc., an Illinois corporation, as the intermediate parent, the other guarantors party thereto, the lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, and each letter of credit issuer party thereto and such Existing Letters of Credit remain outstanding as of the date hereof;

WHEREAS, on the Effective Date (as herein defined), the Existing Credit Agreement will be terminated, all indebtedness outstanding thereunder (other than certain existing outstanding letters of credit) will be repaid, all commitments will be terminated and all liens in respect thereof will be released; and

WHEREAS, the Account Party has requested that (i) the Issuing Lender maintain (either itself or through one or more of its Affiliates) the Existing Letters of Credit under this Agreement and (ii) the Issuing Lender provide a letter of credit facility to the Account Party, and the Issuing Lender is willing to maintain (either itself or through one or more of its Affiliates) the Existing Letters of Credit under this Agreement and provide the letter of credit facility to the extent that the obligations of the Account Party with respect to the Existing Letters of Credit and any other letter of credit issued hereunder are cash collateralized by the Account Party upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and to induce the Issuing Lender to enter into this Agreement, the Account Party hereby agrees with the Issuing Lender as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. (a) The following terms shall have the following meanings:

“Account Balance”: shall mean, at any time, the aggregate Dollar amount of Collateral on deposit in the Collateral Account.

“Account Collateral”: the collective reference to the Collateral and the Collateral Account.

“Account Control Agreement”: as defined in Section 5.2(e).

“Account Party”: as defined in the preamble to this Agreement.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling”, “Controlled by” and “under common Control with”), means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement”: this Letter of Credit Reimbursement and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable Margin”: 7.75% per annum; provided that all past due amounts shall bear interest at 9.75% per annum.

“Application”: an application, in such form as the Issuing Lender may specify as the form customarily used by the Issuing Lender for Letters of Credit from time to time, requesting the Issuing Lender to issue, extend or amend a Letter of Credit.

“Bankruptcy Code”: the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§101 et seq.

“Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Issuing Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Issuing Lender to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Business Day”: a day other than a Saturday, Sunday or other day on which the commercial banks in New York City are authorized or required by law to close.

“Change in Law”: as defined in Section 3.8(a).

“Code”: means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Account Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Collateral”: the collective reference to all cash and funds deposited from time to time in the Collateral Account and all interest and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

“Collateral Account”: Dynegy - Credit Suisse Cash Collateral Account - Account No: 334674 established with The Bank of New York Mellon and any substitute or successor account.

“Commitment Period”: the period from and including the Effective Date to August 5, 2014.

“Credit Agreement”: the Credit Agreement, dated as of the Effective Date, among the Account Party, as borrower, Intermediate Holdings, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Trustee, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC, as Joint Syndication Agents, and Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC, as Co-Documentation Agents.

“Credit Documents”: this Agreement, all Applications relating to the Letters of Credit, any Letter of Credit and the Account Control Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 4.4 whether or not any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

“Dollars”, “$” and “US$”: dollars in lawful currency of the United States of America.

“Effective Date”: the date of satisfaction of the conditions set forth in Section 5.2, which date is August 5, 2011.

“Equity Interests”: shares of capital stock, partnership interest, membership interest in a limited liability company, beneficial interests in a trust or other equity interest in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interests.

“Event of Default”: as defined in Section 4.4.

“Excluded Taxes”: with respect to the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Account Party hereunder or pursuant to any Credit Document, (a) income or franchise taxes imposed on or measured by its net income or net profits, however denominated, by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Issuing Lender, in which its applicable lending office is located, or that are imposed by reason of any connection between the Issuing Lender or other recipient and any taxing jurisdiction other than a connection arising solely by executing or entering into any Credit Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Credit Documents, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Issuing Lender, any U.S. federal withholding tax or backup withholding that is imposed pursuant to laws in effect at the time such Foreign Issuing Lender or other recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Issuing Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 3.10(a), (d) in the case of a Foreign Issuing Lender, any U.S. federal withholding tax or backup withholding that is attributable to such Foreign Issuing Lender’s failure to comply with Section 3.10(e), (e) any U.S. federal withholding tax imposed pursuant to FATCA and (f) all penalties and interest on the foregoing amounts.

“Existing Credit Agreement”: as defined in the Statement of Purpose.

“Existing Letters of Credit”: as defined in the Statement of Purpose.

“FATCA”: Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended from time to time (as of the date hereof or any amended or successor provision that is substantively comparable and not materially more onerous to comply with) and any regulations or the official interpretations thereof.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Issuing Lender from three Federal funds brokers of recognized standing selected by it.

“Financial Institution”: The Bank of New York Mellon, or its permitted successor or assigns, as party to the Account Control Agreement.

“Foreign Issuing Lender”: an Issuing Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended.

“GAAP”: those generally accepted accounting principals in the United States as in effect from time to time.

“Governing Documents”: collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement, trust indenture or other formation or constituent documents of such Person.

“Governmental Authority”: the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency authority, instrumentality, regulatory board, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Immaterial Subsidiary”: any Subsidiary that has assets with a book value not in excess of $50,000,000 in the aggregate for all Immaterial Subsidiaries.

“Indemnified Taxes”: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Account Party hereunder or under any other Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intermediate Holdings”: Dynegy Coal Investments Holdings, LLC.

“Issuing Lender”: as defined in the preamble to this Agreement.

“L/C Disbursement”: a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Fee Payment Date”: the last Business Day of each March, June, September and December and the Termination Date.

“L/C Obligation”: as defined in Section 3.3(a).

“Letters of Credit”: any standby letter of credit issued pursuant to Section 3.1 (which in any event shall include the Existing Letters of Credit), as any such letter of credit may be amended, renewed or extended from time to time in accordance with the terms hereof.

“Letter of Credit Commitment”: as of the Effective Date, $100,000,000, as the same may be decreased in accordance with Section 3.1.

“Lien” with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Material Adverse Effect”: (a) materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Account Party and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Account Party or its Subsidiaries to perform any of their material obligations under any Credit Document or (c) a material impairment of the rights and remedies of or benefits available to the Issuing Lender under any Credit Document.

“Material Indebtedness”: as defined in Section 4.4(e).

“Obligations”: (a) the L/C Obligations and (b) all other reasonable and document out of pocket expenses (including reasonable attorney’s fees, disbursements and other charges of the Issuing Lender), charges, obligations, covenants and duties owing by the Account Party to the Issuing Lender which may arise under, out of, or in connection with this Agreement, the Letters of Credit, any of the other Credit Documents or any other document made, delivered or given in connection herewith or therewith or in any way relating to the Account Collateral, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, liquidated or unliquidated.

“Other Taxes”: any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document (except any such Taxes imposed with respect to an assignment, other than an assignment made at the Account Party’s request).

“Outside Date”: the earlier of (x) the last day of the Commitment Period and (y) the date upon which the Letter of Credit Commitment shall have been terminated by the Account Party pursuant to either Section 3.1(c) or by the Issuing Lender following the exercise of remedies pursuant to Section 4.4.

“Outstanding Amount”: shall mean, at any time, the sum of, without duplication, (a) the Dollar amount of the aggregate Stated Amount of all outstanding Letters of Credit at such time plus (b)

the Dollar amount of the aggregate principal amount of all L/C Disbursements at such time for which the Issuing Lender has not been reimbursed.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prime Rate”: the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Account Party. The prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Property”: of any Person means, any right or interest in or to any type of real, personal, tangible, intangible or mixed property or asset of any kind whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP, including Equity Interests.

“Register”: as defined in Section 7.14.

“Related Person”: each of the Issuing Lender’s Affiliates, Issuing Lender’s successors and assigns and the partners, directors, officers, employees, agents, members, Controlling Persons, trustees, administrators, managers and representatives of Issuing Lender and of Issuing Lender’s Affiliates.

“Requirement of Law”: as to any Person, the Governing Documents of such Person, and any law, statute, treaty, rule, regulation, official directive, order, decree, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: of any Person shall mean any executive officer or chief financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Stated Amount”: of any Letter of Credit shall mean the maximum Dollar amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Subsidiary”: with respect to any Person, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, owned or held (directly or indirectly through one or more subsidiaries) or (b) which is a partnership with respect to which such parent is the sole general partner of and Controls such partnership. Unless otherwise qualified all reference to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Account Party.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: the later of (x) the Outside Date and (y) the date upon which the Obligations have been indefeasibly paid in full in cash (other than contingent indemnification obligations) and the Outstanding Amount is $0.

(b) Rules of Interpretation.

(i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

COLLATERAL ACCOUNT

SECTION 2.1. Establishment of Collateral Account. (a) The Account Party agrees that, as a condition to maintaining the Existing Letters of Credit and issuing Letters of Credit hereunder and as security for the payments of its obligations under this Agreement, it shall, on the Effective Date (i) establish the Collateral Account for the purpose of holding the Collateral to be deposited into the Collateral Account by or on behalf of the Account Party and (ii) deposit into the Collateral Account, Dollars in immediately available funds, in an amount equal to $103,000,000. After the Effective Date, the Account Party agrees that at all times thereafter that it shall promptly cause additional funds to be deposited and held in the Collateral Account from time to time in order that the Account Balance shall at least equal 103% of the Outstanding Amount.

(b) The Collateral Account shall be maintained until the Termination Date.

(c) The Account Collateral shall be subject to the exclusive dominion and control of the Issuing Lender, which shall hold the Collateral and administer the Collateral Account subject to the terms and conditions of the Account Control Agreement. Except as expressly set forth in Section 2.5(b), the Account Party shall have no right of withdrawal from the Collateral Account nor any other right or power with respect to the Account Collateral, nor any right to convey or encumber any of the Account Collateral, except as expressly provided therein.

(d) All funds on deposit in the Collateral Account will be maintained by Bank of New York Mellon (or another financial institution acceptable to the Issuing Lender and the Account Party) and will bear interest at the rate from time to time applicable to “The Bank of New York Mellon Cash Reserve”. Funds on deposit therein shall not be invested in any investments. Any interest received in respect of the Collateral Account shall accrue for the benefit of the Account Party and shall be deposited into the Collateral Account.

(e) The Issuing Lender shall have no responsibility for any loss of funds or liability arising out of the Collateral Account, except to the extent such losses are found by a court of competent jurisdiction in a final non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Issuing Lender.

SECTION 2.2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether by acceleration or otherwise) of the Obligations,

the Account Party hereby grants to the Issuing Lender, a continuing security interest in and to all of the Account Party’s right, title and interest in and to the Account Collateral and all proceeds of the foregoing.

SECTION 2.3. Covenants as to Account Collateral. The Account Party covenants and agrees with the Issuing Lender that:

(a) The Account Party will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Account Collateral (except as otherwise permitted hereunder), or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Account Collateral, or any interest therein, except for the Lien created by this Agreement, the Lien in favor of the Collateral Agent in connection with the Credit Agreement and the banker’s lien and right of setoff of The Bank of New York Mellon in the Collateral Account.

(b) The Account Party will maintain the Lien created by this Agreement as a first priority, perfected security interest and defend the right, title and interest of the Issuing Lender in and to the Account Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Issuing Lender, and at the sole expense of the Account Party, the Account Party will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Issuing Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, the filing of financing statements under the Code.

(c) If at any time the Issuing Lender determines that the Account Balance is less than 103% of the Outstanding Amount, the Account Party will cause to be deposited into the Collateral Account, as additional funds to be held in the Collateral Account, an amount, in Dollars and in funds immediately available to the Issuing Lender, equal to the Dollar amount of any such deficiency and shall do so not later than the Business Day immediately following the day that the Account Party receives such notice.

SECTION 2.4. Remedies; Application of Collateral. (a) In addition to the rights of the Issuing Lender provided in Section 3.3(b) with respect to reimbursements of L/C Disbursements and the provisions of Section 4.4, during the continuance of an Event of Default, the Issuing Lender shall without notice of any kind, except for notices required by law which may not be waived, apply or allocate the Account Collateral, for the payment in whole or in part of the Obligations then due and payable, and any other amount required by a provision of law, including, without limitation, Section 9-608(a)(1)(C) of the UCC. The Issuing Lender agrees to notify the Account Party promptly after such application or allocation of the Account Collateral.

(b) In addition to the rights, powers and remedies granted to it under this Agreement and in any other Credit Document, the Issuing Lender shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the Code. To the extent permitted by law, the Account Party waives presentment, demand, protest and all notices of any kind, except for notices referred to in this Section, and all claims, damages and demands it may acquire against the Issuing Lender arising out of the exercise by either of them of any rights hereunder on or after the Effective Date.

(c) The Account Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Account Collateral are insufficient to pay the Obligations.

SECTION 2.5. Release of Collateral. (a) This Agreement shall remain in effect from the Effective Date through and including the Termination Date. Upon the Termination Date, (i) the Liens

granted on the Account Collateral hereby shall terminate and all rights to the Account Collateral shall revert to the Account Party, (ii) the Issuing Lender shall promptly assign, release, transfer and deliver to the Account Party the Account Collateral held by it hereunder, all instruments of assignment executed in connection therewith, together with all monies held by the Issuing Lender hereunder, free and clear of the Liens hereof and (iii) the Issuing Lender will promptly execute and deliver to the Account Party such documents and instruments (including but not limited to appropriate Code termination statements) as the Account Party shall reasonably request to evidence such termination in each such case at the sole expense of the Account Party.

(b) In addition, so long as no Event of Default shall have occurred and be continuing, upon at least three Business Days’ prior written notice to the Issuing Lender, the Account Party may, request the release of and payment to the Account Party (and the Issuing Lender agrees to release and pay to the Account Party) any Collateral on deposit in the Collateral Account so long as after giving effect to any such release the Account Balance shall equal or exceed 103% of the Outstanding Amount. Upon any such release, the Issuing Lender shall promptly assign, release, transfer and deliver to the Account Party the Account Collateral so released and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof.

(c) All payments to the Account Party under paragraphs (a) and (b) of this Section 2.5 shall be paid to the account specified in writing to the Issuing Lender by the Account Party.

(d) The Account Party agrees that it will not request or be entitled to a release of Collateral, except as expressly provided for herein.

SECTION 2.6. Issuing Lender’s Appointment as Attorney-in-Fact. (a) After the occurrence and during the continuance of an Event of Default under this Agreement, to permit the Issuing Lender to exercise it rights and remedies under this Agreement, the Account Party hereby irrevocably constitutes and appoints the Issuing Lender and any officer of the Issuing Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Account Party and in the name of the Account Party or in the Issuing Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, including without limitation, any financing statements, endorsements, assignments or other instruments of transfer; provided that in no event shall any such appointment extend beyond the Termination Date.

(b) The Account Party hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 2.6(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

SECTION 2.7. Duty of Issuing Lender. The Issuing Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Account Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to comply with the specific duties and responsibilities set forth herein. The powers conferred on the Issuing Lender in this Agreement are solely for the protection of the Issuing Lender’s interests in the Account Collateral and shall not impose any duty upon the Issuing Lender to exercise any such powers. Neither the Issuing Lender nor any of its Related Persons shall be liable for any action lawfully taken or omitted to be taken by any of them on or after the Effective Date under or in connection with the Account Collateral or this Agreement, except to the extent of losses to the Account Party found by a court of competent jurisdiction in a final non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Issuing Lender.

SECTION 2.8. Authorization of Financing Statements. Pursuant to the Code, the Account Party authorizes the Issuing Lender to file financing statements without the signature of the Account Party in such form and in such filing offices as the Issuing Lender reasonably determines appropriate to perfect the Liens in the Collateral of the Issuing Lender under this Agreement.

ARTICLE III

LETTERS OF CREDIT

SECTION 3.1. Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Lender agrees to issue, amend, renew or extend Letters of Credit denominated in Dollars during the Commitment Period (i) in a minimum amount of $10,000 on the date of such issuance, amendment, renewal or extension and (ii) for the account of the Account Party on any Business Day during the Commitment Period in such forms as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue, amend, renew or extend any Letter of Credit if, after giving effect to such issuance, amendment, renewal or extension, (i) the Stated Amount of which, when added to the Outstanding Amount at such time, would exceed the Letter of Credit Commitment at such time or (ii) the Account Balance would be less than 103% of the Outstanding Amount at such time. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire on the earlier of (x) one year after the date of issuance and (y) the last day of the Commitment Period; provided that any Letter of Credit with a one year term may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) Any Letter of Credit, which by its terms is automatically renewable for a given period of time will provide that notice from the Issuing Lender may be given to the beneficiary thereof that such Letter of Credit will not be renewed at its maturity upon, at Issuing Lender’s discretion, 60 days prior written notice. On the Outside Date, the Account Party shall pay in cash all Obligations that are then due and payable and, if any obligations under any Letter of Credit, whether or not then due and payable, are outstanding on such date, the Account Party will cause all such Letters of Credit to either be (i) cancelled and returned on or prior to the Outside Date or (ii) cash collateralized or otherwise backstopped in a manner satisfactory to the Issuing Lender in its reasonable discretion.

(c) The Account Party shall have the right, upon not less than three Business Days’ notice to the Issuing Lender, to terminate the Letter of Credit Commitment or, from time to time, to reduce the aggregate amount of the Letter of Credit Commitment; provided that no such termination or reduction of the Letter of Credit Commitment shall be permitted if, after giving effect thereto, (i) the Account Balance would be less than 103% of the Outstanding Amount at such time or (ii) the Stated Amount would exceed the Letter of Credit Commitment. Any such reduction shall be in a minimum amount equal to $500,000, or any whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Letter of Credit Commitment then in effect.

(d) Letters of Credit shall be used solely to fund the working capital needs and general corporate purposes of the Account Party and its Subsidiaries (including, without limitation, to support any interest rate, currency, commodity or other hedging agreements or other derivative obligations of such Persons).

(e) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law.

SECTION 3.2. Procedure for Issuance of Letter of Credit. (a) The Account Party may from time to time request that the Issuing Lender issue, amend, renew or extend a Letter of Credit on behalf of the Account Party or its Subsidiaries by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue, amend, extend or renew the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue, amend, extend or renew any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto unless the Issuing Lender agrees in its sole discretion) by issuing, amending, renewing, or extending the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Account Party. The Issuing Lender shall furnish a copy of such Letter of Credit to the Account Party promptly following the issuance thereof.

(b) On the Effective Date, the Existing Letters of Credit will be deemed to be Letters of Credit issued hereunder for all purposes hereof.

(c) The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more of its Affiliates (and such Affiliate shall be deemed to be the “Issuing Lender” for all purposes of this Agreement and the Credit Documents),

(d) This Section shall not be construed to impose an obligation upon the Issuing Lender to issue, amend, extend or renew any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

SECTION 3.3. L/C Obligations of the Account Party. (a) The Account Party agrees to reimburse the Issuing Lender no later than 1:00 p.m.(New York City time) on the next Business Day after which the Issuing Lender notifies the Account Party of the date and amount of an L/C Disbursement for the amount of (x) the draft so paid and (y) any documented taxes, fees, charges or other reasonable costs or expenses incurred by the Issuing Lender in connection with such L/C Disbursement (the amounts described in the foregoing clauses (x) and (y) in respect of any L/C Disbursement, collectively, the “L/C Obligation”); provided that any failure to give or delay in giving such notice shall not relieve the Account Party of its obligation to reimburse the Issuing Lender with respect to such L/C Obligations. Each such payment shall be made to the Issuing Lender either (i) at its address for notices specified herein (or via wire transfer instructions provided by the Issuing Lender as set forth on Schedule B, as such Schedule may be updated from time to time by the Issuing Lender) in Dollars and in immediately available funds or (ii) so long as after giving effect to the withdrawal the Account Balance equals or exceeds 103% of the Outstanding Amount, by instructing the Account Party to withdraw from the Collateral Account the Dollar Amount of L/C Disbursement for the period from the date such L/C Disbursement is made until the date of withdrawal. Until an L/C Obligation shall have been reimbursed in full, interest shall be payable on such unreimbursed L/C Obligation at the rate per annum equal to the Base Rate plus the Applicable Margin. All such interest shall be payable on demand.

(b) If the Issuing Lender makes any L/C Disbursement in respect of a Letter of Credit, then, unless the Account Party shall reimburse all L/C Obligations in full on the date reimbursement thereof is required in accordance with paragraph (a) above, the Issuing Lender, without prior notice to the Account Party (with any such prior notice being expressly waived by the Account Party) shall be entitled to withdraw from the Collateral Account the Dollar amount of the L/C Obligation plus any interest payable on such L/C Disbursement for the period from the date such L/C Disbursement is made until the date of withdrawal. The Issuing Lender agrees to notify the Account Party promptly after such withdrawal.

(c) The responsibility of the Issuing Lender to the Account Party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

SECTION 3.4. Obligations Absolute. The Account Party’s obligations under Section 3.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Account Party may have or may have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Account Party also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, in the absence of its willful misconduct, bad faith or gross negligence (as determined by a final, non-appealable decision of a court of competent jurisdiction), and the Account Party’s L/C Obligations under Section 3.3 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Account Party and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Account Party against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final, non-appealable decision of a court of competent jurisdiction to have resulted from the Issuing Lender’s willful misconduct, bad faith or gross negligence.

SECTION 3.5. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 3.6. Records. The Issuing Lender shall maintain records evidencing the Stated Amount of each unexpired Letter of Credit issued, amended, extended or renewed by the Issuing Lender outstanding hereunder and evidencing for each Letter of Credit issued or renewed hereunder:

(a) the dates of issuance, amendment, extension or renewal and expiration thereof;

(b) the Stated Amount thereof; and

(c) the date and amount of all payments and drawings made thereunder.

The Issuing Lender shall make copies of such records available to the Account Party upon its reasonable request.

SECTION 3.7. No Liability. The Account Party agrees that, except as expressly set forth in Section 3.3(c), neither Issuing Lender nor any of its respective Related Persons will assume liability for, or be responsible for:

(a) the use which may be made of any Letter of Credit;

(b) any acts or omissions of the beneficiary of any Letter of Credit, including the application of any payment made to such beneficiary;

(c) the validity, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(d) payment by the Issuing lender of any draft which does not comply with the terms of any Letter of Credit, unless such payment results from the gross negligence, bad faith or willful misconduct of the Issuing lender

(e) the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(f) any failure to note the amount of any draft on any Letter of Credit or on any related document or instrument, except to the extent such failure results from the gross negligence, bad faith or willful misconduct of the Issuing Lender;

(g) any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to either the Account Party or any other Person; or

(h) any failure by the Issuing Lender to make payment under any Letter of Credit as a result of any Requirement of Law, control or restriction rightfully or wrongfully exercised or imposed by any Governmental Authority.

SECTION 3.8. Reserve Requirements: Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law, rule, regulation or treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (a “Change in Law”) shall (i) result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Issuing Lender (ii) subject any Issuing Lender to any Tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments in respect thereof (except for Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.10 and the imposition of any Excluded Tax payable by such Issuing Lender), or (iii) result in the imposition on the Issuing Lender of any other condition affecting this Agreement, the Letter of Credit Commitment or any Letter of Credit, and the result of any of the foregoing shall be to increase the cost to the Issuing Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Issuing Lender hereunder (whether of reimbursement, interest or otherwise) by an amount reasonably determined by the Issuing Lender to be material, then such additional amount or amounts as will compensate the Issuing Lender for such additional costs or reduction shall be paid by the Account Party to the Issuing Lender upon demand. “Change in Law” shall include all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated or implemented.

(b) If the Issuing Lender determines that the adoption after the date hereof of any Change in Law regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Lender (or any lending office of the Issuing Lender) or the Issuing Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Issuing Lender’s capital or on the capital of the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Letters of Credit to a level below that which the Issuing Lender or the Issuing Lender’s holding company could have achieved but for such adoption, change, compliance or other Change in Law (taking into consideration the Issuing Lender’s policies and the policies of the Issuing Lender’s holding company with respect to capital adequacy) by an amount reasonably determined by the Issuing Lender to be material, then from time to time such additional amount or amounts as will compensate the Issuing Lender for such reduction will be paid by the Account Party to the Issuing Lender upon demand.

(c) A certificate of the Issuing Lender setting forth such amount or amounts as shall be necessary to compensate the Issuing Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Account Party and shall be conclusive absent manifest error. The Account Party shall pay the Issuing Lender the amount shown as due on any such certificate delivered by the Issuing Lender within 10 days after its receipt of the same.

(d) Failure on the part of the Issuing Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of the Issuing Lender’s right to demand compensation with respect to such period or any other period; provided, however, that the Issuing Lender shall not be entitled to compensation under this Section 3.8 for any costs incurred or reductions suffered with respect to any date unless the Issuing Lender shall have notified the Account Party in writing that it will demand compensation for such costs or reductions under paragraph (c) above and such notice shall have been provided not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions.

(e) Fees. The Account Party will pay an issuing fee to the Issuing Lender equal to 0.125% per annum of the average daily Stated Amount of each Letter of Credit (including each Existing Letter of Credit) issued or extended pursuant to this Agreement, which shall be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender. All fees shall be paid on the dates due, in immediately available funds to the Issuing Lender. Once paid, none of the fees shall be refundable under any circumstances.

SECTION 3.9. Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Lender and the Account Party, when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

SECTION 3.10. Taxes.

(a) Any and all payments by or on account of any obligation of the Account Party hereunder or under any other Credit Document shall be made free and clear of and without deduction or withholding for any Taxes; provided, that, if any Indemnified Taxes (including any Other Taxes) shall be required to be deducted or withheld from such payments, then (i) the sum payable by the Account Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) each Issuing Lender or other recipient of such payment, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Account Party shall make such deductions or withholdings and (iii) the Account Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of paragraph (a) above, the Account Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Account Party shall indemnify each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes by or on account of any obligation of the Account Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Issuing Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Account Party by the Issuing Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Account Party to a Governmental Authority, the Account Party shall deliver to the Issuing Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Issuing Lender.

(e) Any Foreign Issuing Lender or other recipient that is entitled to an exemption from or reduction of withholding tax or backup withholding with respect to payments under any Credit Document shall deliver to the Account Party, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Account Party as will permit such payments to be made without or at a reduced rate of withholding or backup withholding. In addition, any Foreign Issuing Lender or other recipient, if reasonably requested by the Account Party, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Account Party as will enable the Account Party to determine whether or not such Issuing Lender or other recipient is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, any Foreign Issuing Lender or other recipient shall deliver to the Account Party (in such number of copies as shall be requested by the Account Party) on or prior to the date on which such Foreign Issuing Lender or other recipient becomes an Issuing Lender or other recipient under this Agreement (and from time to time thereafter promptly upon the expiration, obsolescence or invalidity of any previously delivered form or information or upon the request of the Account Party, but in each case only if such Foreign Issuing Lender or other recipient is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such W-8BEN shall establish (x) with respect to payments of interest under any Credit Document an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(ii) duly completed copies of IRS Form W-8ECI,

(iii) duly completed copies of IRS Form W-8EXP,

(iv) duly completed copies of IRS Form W-8IMY, together with any required attachments,

(v) in the case of a Foreign Issuing Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended from time to time, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Issuing Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Account Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”), and (y) duly completed copies of IRS Form W-8BEN,

(vi) to the extent an Issuing Lender or other recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct or indirect partner, or

(vii) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation or information necessary to permit the Account Party to determine the withholding or deduction required to be made.

(f) Any Issuing Lender that is not a Foreign Issuing Lender shall deliver to the Account Party (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Issuing Lender becomes an Issuing Lender under this Agreement (and from time to time thereafter promptly upon the expiration, obsolescence or invalidity of any previously delivered form or information or upon the request of the Account Party, but in each case only if such Issuing Lender is legally entitled to do so) duly completed copies of IRS Form W-9 or other forms or information establishing an exemption from U.S. backup withholding.

(g) If a payment made to an Issuing Lender or other recipient under any Credit Document hereunder may be subject to U.S. federal withholding tax under FATCA, such Issuing Lender or other recipient shall deliver to the Account Party, at the time or times prescribed by law and at such time or times reasonably requested by Account Party, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Account Party to comply with its withholding obligations, to determine that such Issuing Lender or other recipient has complied with such Issuing Lender’s or other recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.10(g), the term “FATCA” shall include any amendments to FATCA after the date hereof.

(h) If an Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Account Party or with respect to which the Account Party has paid additional amounts pursuant to this Section 3.10, it shall pay to the Account Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Account Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Issuing Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Account Party, upon the request of such Issuing Lender, agrees to repay the amount paid over to the Account Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Issuing Lender in the event such Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Issuing Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Account Party or any other Person.

ARTICLE IV

COVENANTS AND EVENTS OF DEFAULT

SECTION 4.1. Incorporation of Covenants from Credit Agreement. (a) The Account Party hereby covenants and agrees with the Issuing Lender, the Account Party shall provide to the Issuing Lender any notice, report or financial or operating information required to be delivered by it, directly or indirectly to the Lenders, under Sections 5.04(a) and (b), and 5.05 the Credit Agreement.

(b) To the extent that any information required by paragraph (a) above is delivered to Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent under the Credit Agreement, such information shall be deemed to have been delivered hereunder in compliance with the requirements of this Section 4.1. In the event that the Credit Agreement is prepaid, repaid or refinanced or terminates for any other reason but the Termination Date has not yet occurred, the agreements and covenants incorporated herein by reference shall be those in effect on the date of such termination.

SECTION 4.2. Other Covenants. The Account Party agrees that, until the Termination Date, it shall:

(a) (i) (A) preserve, renew and keep in full force and effect its organizational existence and (B) take all reasonable actions to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Account Party and its Subsidiaries taken as a whole; and (ii) comply with all with the requirements of all applicable laws, rules, regulations and orders of any governmental authority except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Account Party and its Subsidiaries taken as a whole;

(b) furnish to the Issuing Bank prompt notice of the occurrence of any Default or Event of Default promptly after any Responsible Officer of the Account Party obtains knowledge thereof; and

(c) upon the exercise by the Issuing Bank of any remedy pursuant to this Agreement or the other Credit Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Account Party will execute and deliver, or will cause the execution and delivery by its Subsidiaries of, all applications, certifications, instruments and other documents and papers that the Issuing Bank may be required to obtain from the Account Party or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 4.3. Use of Facility. The Letters of Credit shall be used solely for the working capital needs and general corporate purposes of the Account Party and its Subsidiaries (including, without limitation, to fund or support any interest rate, currency, commodity or other hedging arrangements or other derivative obligations of such Persons).

SECTION 4.4. Events of Default. In case of the happening of any of the following events (each an “Event of Default”):

(a) The Account Party shall fail to make any deposit as required by Section 2.3(c) or fail to pay any amounts as required by Section 3.1(b) or Section 3.3(a), in each case when due in accordance with the terms hereof;

(b) Any representation or warranty made or deemed made by the Account Party herein or in any other Credit Document or that is contained in any certificate, document or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

(c) The Account Party shall fail to make any payment of any other amount hereunder (other than an amount referred to in paragraph (a) above or payments required by Section 3.3(a)), when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) The Account Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) above), and such default shall continue unremedied for a period of 30 days after notice thereof from the Issuing Lender;

(e) (i) Intermediate Holdings, the Account Party or any Subsidiary shall fail to pay any principal, interest or any other amount, regardless of amount (beyond the period of grace, if any, provided therein), due in respect of any indebtedness with an aggregate principal amount in excess of $50,000,000 (such indebtedness, “Material Indebtedness”), when and as the same shall become due and payable, or (ii) any other event or condition occurs, in any such case, that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but after giving effect to any required lapse of time) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the documents providing for such Indebtedness;

(f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of Intermediate Holdings, the Account Party or a Subsidiary (other than an Immaterial Subsidiary), under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Intermediate Holdings, the Account Party or a Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(ii) Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Intermediate Holdings, the Account Party or any Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(g) Any of the Credit Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Account Party shall so assert, or any Lien on the Account Collateral created hereunder shall cease to be enforceable and of the same effect and priority purported to be created thereby;

(h) The Account Control Agreement shall cease to be in full force or effect or the Account Party shall deny or disaffirm its obligations under the Account Control Agreement;

then, and in every such event and at any time thereafter during the continuance of such event, the Issuing Lender may, by notice to the Account Party, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Letter of Credit Commitment, (ii) withdraw from the Collateral Account the Dollar amount of any outstanding Obligations and apply such amount to the Obligations in such order as the Issuing Lender may direct, (iii) avail itself of all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York or (iv) declare all Obligations outstanding under the Credit Documents to be forthwith due and payable in whole or in part, whereupon such Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Account Party accrued hereunder, shall be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding. It is understood that if any such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, the actions specified above shall occur automatically and without any requirement of notice or otherwise.

ARTICLE V

CONDITIONS

SECTION 5.1. All Letters of Credit. The obligations of the Issuing Lender to maintain the Existing Letters of Credit and issue additional Letters of Credit on the Effective Date, and the obligations to issue, amend, renew or extend Letters of Credit (other than an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) after the Effective Date are subject to the following conditions precedent:

(a) Each of the representations and warranties contained in Article VI shall be true and correct in all material respects on and as of the date of such issuance, amendment, renewal or extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that to the extent such representation and warranty is qualified as to materiality, such representation and warranty shall be true and correct in all respects.

(b) On the Effective Date and at the time of and immediately after any such issuance, amendment, renewal or extension, no Default or Event of Default under or pursuant to this Agreement shall have occurred and be continuing.

(c) Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect;

(d) The Account Party represents and warrants that each Letter of Credit shall be issued in the ordinary course of business.

(e) After giving effect to such issuance, amendment, renewal or extension, the Outstanding Amount will not exceed the Letter of Credit Commitment and the balance in the Collateral Account will at least be equal to 103% of the Outstanding Amount.

(f) The Account Party shall have delivered to the Issuing Lender the information contemplated by Section 3.2.

Each issuance, amendment, renewal or extension of a Letter of Credit (other than an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) shall be deemed to constitute a representation and warranty by the Account Party on the date of such issuance amendment, renewal or extension as to the matters specified in paragraphs (a), (b), (c), (d), (e) and (f) of this Section 5.1. The Issuing Lender shall have received a certificate signed by a Responsible Officer of the Account Party, dated the date of such issuance, amendment, renewal or extension stating that such statements are true (and which shall be deemed to be included as part of the Application).

SECTION 5.2. Effective Date. This Agreement shall become effective upon the satisfaction of the conditions set forth in Section 5.1 and the following conditions precedent (the “Effective Date”):

(a) The Issuing Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Account Party.

(b) The Account Party shall have deposited, and the Issuing Lender shall have received evidence of such deposit, in the Collateral Account immediately available funds in the amount of $103,000,000.

(c) The Issuing Lender shall have received an opinion, addressed to the Issuing Lender dated the Effective Date, from White & Case LLP, special New York counsel to the Account Party in substantially the form of Exhibit A hereto.

(d) The Issuing Lender shall have received from the Account Party, a closing certificate, dated the Effective Date, in substantially the form of Exhibit B hereto.

(e) The Account Party shall have entered into a blocked account control agreement the “Account Control Agreement”), dated the Effective Date, which Account Control Agreement shall have been executed and delivered by a duly authorized officer of the Account Party, the

Financial Institution and the Issuing Lender and shall be in substantially the form of Exhibit C hereto. The Issuing Lender shall have as fully perfected first priority security interest in the Account Collateral.

(f) The Issuing Lender shall have received, for its own account, a structuring fee equal to 0.185% of the maximum aggregate principal amount of the Letter of Credit Commitment on the Effective Date.

(g) The Issuing Lender shall have received reimbursement of all reasonable and documented out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Latham & Watkins LLP as outside counsel to the Issuing Lender) invoiced three business days prior to the Effective Date and payable by the Account Party in connection with the transactions contemplated by this Agreement.

(h) The Issuing Lender shall have received, sufficiently in advance of the Effective Date, all documentation and other information reasonably required by the Issuing Lender as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act.

(i) The Issuing Lender shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of the Account Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Account Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Account Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the operating agreement of the Account Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Account Party authorizing the execution, delivery and performance of this Agreement and the Credit Documents to which such Person is a party and the issuances hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of the Account Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any Credit Document or any other document delivered in connection herewith on behalf of the Account Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Issuing Lender may reasonably request.

(j) The Issuing Lender shall have received a fully-executed copy of the Credit Agreement and such Credit Agreement shall be effective in accordance with its terms.

(k) Each of the representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that to the extent such representation and warranty is qualified as to materiality, such representation and warranty shall be true and correct in all respects.

(l) The Issuing Lender shall have received evidence that on or prior to the Effective Date, all indebtedness under the Existing Credit Agreement shall have been prepaid, repaid, or refinanced in full (other than in respect of the Existing Letters of Credit and certain other letters of credit that, on the Effective Date, shall be deemed backstopped or otherwise cash collateralized) and all commitments thereunder shall have been terminated, and all liens in respect thereof have been released.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Account Party represents and warrants to the Issuing Lender on the date hereof:

(a) It is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary organizational powers and all government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Account Party and its Subsidiaries taken as a whole.

(b) The execution, delivery and performance by it of this Agreement and the other Credit Documents to which it is a party, including without limitation, the granting of the security interests contemplated by Section 2.2. hereof, are within its organizational powers, have been duly authorized by all necessary corporate action, require no approval, consent, exemption, authorization or other action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene the terms of constituent documents of the Account Party, (ii) contravene, violate, or otherwise constitute a default under, any provision of applicable law or regulation or of constituent documents of the Account Party, or of any agreement (other than the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement)), judgment, injunction, order, decree or other instrument binding upon the Account Party, in each case under this clause (ii) in a manner that would reasonably be expected to have a Material Adverse Effect on the business, operations or financial condition of the Account Party and its Subsidiaries taken as a whole, or (iii) result in the creation or imposition of any Lien on any asset of the Account Party or any of its Subsidiaries, except the Lien created by Section 2.2 hereof. The execution, delivery and performance of this Agreement and the Credit Documents, and the issuance of any Letters of Credit hereunder and the security interests granted in favor of the Issuing Lender pursuant to Section 2.2 hereof, do not, and will not, contravene, or constitute a default under, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

(c) This Agreement and each Credit Document to which it is a party constitutes a legal, valid and binding agreement of the Account Party, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws generally affecting creditor’s rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(d) No Event of Default (as defined in the Credit Agreement), or Default or Event of Default hereunder has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

(e) This Agreement, together with the Account Control Agreement, is effective to create in favor of the Issuing Lender a legal, valid and enforceable perfected first priority security interest in the Collateral Account and the other Account Collateral described herein and proceeds and products thereof, which Lien shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Account Party in such Collateral Account and the other Account Collateral and the proceeds and products thereof, as security for the obligations of the Account Party under this Agreement, prior and superior in right to any other Person, except as otherwise provided in Section 2.3(a). The Account Party shall own the monies to be placed in the Collateral Account and such monies, together with the other Account Collateral, are free and clear of any Liens or other ownership interest of any other Person, except as otherwise provided in Section 2.3(a).

(f) As of the Effective Date, Schedule A attached to this Agreement accurately and correctly sets forth all Existing Letters of Credit that were issued and outstanding under the Existing Credit Agreement and which are to be maintained under this Agreement.

(g) That (i) the fair value of the property of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis is greater than the total amount of its liabilities, including, without limitation, contingent liabilities that are probable and estimatable, of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis, (ii) the present fair salable value of the assets of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis is not less than the amount that will be required to pay the probably liability of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis on their debts as they become absolute and matured taking into account the possibility of refinancing such obligations and selling assets, (iii) the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, taking into account the possibility of refinancing such obligations and selling assets and (iv) the Account Party and its Subsidiaries are not engaged in business or a transaction, and is not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy (including a .pdf copy), recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (a) on the date of delivery if delivered by hand or sent by telecopy (including a .pdf copy), (b) on the second Business Day if sent by recognized overnight courier service and (c) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Issuing Lender as understood by the Issuing Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

SECTION 7.2. Notices. Notices to any party, including electronic mail, shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Account Party:	Dynegy Midwest Generation, LLC. 1000 Louisiana Street, Suite 5800 Houston, Texas 77002-5050 Attn: Clint Freeland, CFO Telecopy: (713) 356-2200 Telephone: (713) 767-8648

If to the Issuing Lender:

Credit Suisse AG, Cayman Islands Branch

One Madison Avenue

New York, N.Y. 10010

Attention: Larcy Naval, Asst. Vice-President, Loan Originations Closing Group

Telephone: (212) 325-9143

Telecopy: (212) 743-1783

Email: larcy.naval@credit-suisse.com

with a copy to:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Nupur Kumar, Vice President

Telephone: (212) 538-4044

Telecopy: (212) 322-0418

Email: nupur.kumar@credit-suisse.com

SECTION 7.3. Amendments and Waivers. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Account Party and the Issuing Lender.

SECTION 7.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.5. Integration. This Agreement represents the complete agreement of the Account Party and the Issuing Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Issuing Lender or the Account Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

SECTION 7.6. No Waiver; Cumulative Remedies. Except as otherwise expressly set forth herein, no failure to exercise and no delay in exercising, on the part of the Issuing Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 7.7. Payment of Expenses; Indemnity. The Account Party will (a) pay all reasonable and documented out-of-pocket expenses (including without limitation, reasonable and documented fees and disbursements of one primary counsel, and special or local counsel to the extent reasonably necessary) incurred by the Issuing Lender on or after the Effective Date in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and any waiver, amendment or consent by the Issuing Lender relating to this Agreement or any other Credit Document and (ii) the administration and enforcement of any rights and remedies of the Issuing Lender under this Agreement or any other Credit Document, and (b) defend, indemnify and hold harmless the Issuing Lender and each of its Related Persons, from and against any losses, penalties, fines, liabilities, judgments, settlements, damages, costs and expenses, suffered on or after the Effective Date by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not any such Person is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, the Letters of Credit or any other Credit Document, including without limitation, reasonable and documented fees and disbursements of one primary counsel, and special or local counsel to the extent reasonably necessary, to the Issuing Lender, except to the extent that any of the foregoing are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the party seeking indemnification therefor.

SECTION 7.8. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against each other party hereto and any of its Related Persons, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Letters of Credit or the use of the proceeds thereof. The foregoing does not in any way limit the indemnification obligations of the Account Party set forth in Section 7.7 hereof.

SECTION 7.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Account Party and the Issuing Lender and their respective successors and assigns, except that the Account Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Issuing Lender and the Issuing Lender may not assign or transfer any of its rights under this Agreement without the prior written consent of the Account Party; provided that no consent of the Account Party shall be required for an assignment to an Affiliate of the Issuing Lender.

SECTION 7.10. Waivers of Jury Trial. THE ACCOUNT PARTY AND THE ISSUING LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LETTER OF CREDIT OR OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

SECTION 7.11. Set-off. In addition to any rights and remedies of the Issuing Lender provided by law, upon the occurrence and during the continuance of an Event of Default, the Issuing Lender shall have the right, without prior notice to the Account Party (any such notice being expressly waived by the Account Party to the extent permitted by applicable law), upon any amount becoming due and payable (after all applicable grace periods have expired) by the Account Party hereunder (whether by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (including, but not limited to, the Collateral Account, general or special, time or demand, provisional or final, but excluding fiduciary accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Issuing Lender or any branch or agency thereof to or for the credit or the account of the Account Party. The Issuing Lender agrees to notify promptly the Account Party after any such setoff and application made by it; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.13. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.14. Register. The Account Party shall maintain a register for the recordation of the names and addresses of the Issuing Lender(s), and the amounts of and interest on the L/C Obligations owing to, each Issuing Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Account Party and the Issuing Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as an Issuing Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 7.15. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of Issuing Lender to bring any action or proceeding relating to this Agreement or the Credit Documents in the courts of any other jurisdiction.

SECTION 7.16. Governing Law. Both this Agreement and the Account Collateral shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the Code, the Account Collateral (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

SECTION 7.17. USA PATRIOT Act. The Issuing Lender hereby notifies the Account Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Account Party, which information includes the name and address of the Account Party and other information that will allow such Persons to identify the Account Party in accordance with the PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DYNEGY MIDWEST GENERATION, LLC, as Account Party

By:	/s/ Clint C. Freeland

Name:	Clint C. Freeland
Title: Executive Vice President and Chief Financial Officer

[LOC Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Issuing Lender

By:	/s/ James Moran

Name:	James Moran
Title:	Managing Director

By:	/s/ Nupur Kumar

Name:	Nupur Kumar
Title:	Vice President

[LOC Agreement]

Schedule A

Existing Letters of Credit

Counterparties	LC#	Amount	Adjusted Expiry
Peabody Coalsales LLC	TS-07004283	10,300,000.00	10/05/11
American Electric Power Service Corp, As	TS-07004336	25,000.00	01/19/12
Midwest Independent Transmission System Operation Inc	TS-07004428	15,750,000.00	12/26/11
Ameren Illinois Company d/b/a Ameren Illinois	TS-07005525	2,650,000.00	03/09/12
Barclays Bank PLC	TS-07005882	22,730,000.00	07/02/12
Arch Coal Sales Company Inc	TS-07005966	6,000,000.00	03/05/12
Patriot Coal Sales LLC	TS-07005978	800,000.00	03/09/12
DTE Energy Trading Inc	TS-07006031	200,000.00	05/04/12
Power Maintenance & Constructors LLC	TS-07006054	5,000,000.00	06/01/12
Power Maintenance & Constructors LLC	TS-07006055	5,000,000.00	06/01/12
Nextera Energy Power Marketing LLC	TS-07006063	7,700,000.00	06/14/12

[LOC Agreement]

Schedule B

Wire Instructions

For CS Cayman Islands:

ABA No.

Favor of :

Acct. No.:

Attn:

For CS, New York:

ABA No.

Favor of:

Acct. No.

Attn:

[LOC Agreement]

Exhibit A

[Form of Legal Opinion]

Exhibit B

DYNEGY MIDWEST GENERATION, LLC.

CLOSING CERTIFICATE

             , 2011

Reference is hereby made to that certain Letter of Credit Reimbursement and Collateral Agreement, dated as of the date hereof (the “Collateral Agreement”), among Dynegy Midwest Generation, LLC (the “Account Party”) and Credit Suisse AG, Cayman Islands Branch as the issuing lender (in such capacity, together with its successors and assigns in such capacity, the “Issuing Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Collateral Agreement.

Pursuant to Section 5.2(d) of the Collateral Agreement, the undersigned [Chief Financial Officer] of the Account Party hereby certifies to the Issuing Lender as follows:

1. I have reviewed the terms of the Collateral Agreement and Credit Documents and the definitions and provisions contained therein relating thereto and hereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as necessary to enable me to express an informed opinion as to the matters referred to herein.

2. The representations and warranties of the Account Party set forth in Article VI of the Collateral Agreement, the Credit Documents, the Credit Agreement and each of the other Loan Documents (as defined in the Credit Agreement) to which it is a party or which are contained in any certificate furnished by or on behalf of the Account Party pursuant to the Credit Documents and Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided that to the extent such representation and warranty is qualified as to materiality, such representation and warranty shall be true and correct in all respects.

3. No Default or Event of Default (as defined in the Collateral Agreement and the Credit Agreement) has occurred and is continuing as of the date hereof or would result from the transactions contemplated in the Collateral Agreement, including without limitation the security interests granted thereunder.

4. Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5. Based upon my review and examination described in paragraph 1 above, I certify that on the date hereof, both before after giving effect to the consummation of the transactions contemplated by the Credit Documents, (i) the fair value of the property of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis is greater than the total amount of its liabilities, including, without limitation, contingent liabilities that are probable and estimable, of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis, (ii) the present fair saleable value of the assets of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis is not less than the amount that will be required to pay the probably liability of the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis on their debts as they become absolute and matured taking into account the possibility of refinancing such obligations and selling assets, (iii) the Account Party and its Subsidiaries, taken as a whole, on a consolidated basis do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, taking into account the possibility of refinancing such obligations and selling assets, and does not currently have debts or liabilities beyond their ability to pay such debts and liabilities as they mature, taking into account the possibility of refinancing such obligations and selling assets and (iv) the Account Party and its Subsidiaries are not engaged in business or a transaction, and is not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate for and on behalf of the Account Party as of the date set forth above.

By:
Name:
Title: [Chief Financial Officer]

Exhibit C

CONTROL AGREEMENT

This Control Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of August 5, 2011 by and among DYNEGY MIDWEST GENERATION, LLC, (the “Obligor”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as issuing lender under the Collateral Agreement (as defined below) (the “Secured Party”), and THE BANK OF NEW YORK MELLON in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC (as defined below) and as a “bank” as defined in Section 9-102 of the UCC (in such capacities, the “Financial Institution”).

All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, from to time.

RECITALS

WHEREAS, pursuant to a Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011, by and between Obligor and Secured Party (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), Obligor granted to Secured Party a security interest in and lien upon the Collateral Account (as defined in Section 1(a) below) and all property from time to time held in or credited to the Collateral Account, whether now held in or credited to or hereafter transferred into and held in or credited to the Collateral Account, including, all cash balances and all proceeds of each of the foregoing, whether now or hereafter existing or arising (collectively, as described in the Collateral Agreement, the “Collateral”);

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Collateral Agreement; and

WHEREAS, the Obligor currently maintains the Collateral Account with the Financial Institution.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Establishment of Collateral Account. The Financial Institution hereby confirms and agrees that:

(a) Description of Account. The Financial Institution has established a deposit account in the name of “Dynegy - Credit Suisse Cash Collateral Account”, with account number (such account and any successor account, the “Collateral Account”). The Collateral Account shall be the “Collateral Account” as set forth in the Collateral Agreement. The Obligor shall be the sole customer of the Financial Institution, and entitlement holder, in respect of the Collateral Account.

(b) Account Modifications. Neither the Financial Institution nor the Obligor shall change the name or account number of the Collateral Account without the prior written consent of the Secured Party.

(c) Type of Account. The Collateral Account is, and will be maintained as either (i) a “securities account” (as defined in Section 8-501 of the UCC) or (ii) a “deposit account” (as defined in Section 9-102(a)(29) of the UCC). All funds on deposit in the Collateral Account will bear interest at the rate from time to time applicable to “The Bank of New York Cash Reserve”.

(d) Securities Account Provisions. If and to the extent the Collateral Account is a securities account (within the meaning of Section 8-501 of the UCC):

(i) all securities, financial assets or other property credited to the Collateral Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution. In no case will any financial asset credited to the Collateral Account be registered in the name of the Obligor, payable to the order of the Obligor or specially indorsed to the Obligor unless the foregoing have been specially indorsed to the Financial Institution or in blank;

(ii) all financial assets delivered to the Financial Institution pursuant to the Collateral Agreement will be promptly credited to the Collateral Account (such assets may be hereinafter referred to as “Collateral”); and

(iii) the Financial Institution hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 2. Secured Party Control.

(a) Control for Purposes of UCC. The Financial Institution agrees that if at any time it shall receive any order or instruction from the Secured Party (A) directing disposition of funds in the Collateral Account or (B) directing transfer or redemption or investment of the financial asset credited to the Collateral Account (such order or instruction, a “Secured Party Order”), the Financial Institution shall comply with such entitlement order or instruction without further consent by the Obligor or any other person.

(b) Use of Funds in Collateral Account. If the Secured Party shall deliver a Secured Party Order, then any funds or financial assets in such Collateral Account shall be used by such Secured Party solely for the purposes for which funds in the Collateral Account may be used pursuant to the terms of the Collateral Agreement.

Section 3. Set-off Rights and Liens of Financial Institution. The Financial Institution hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, the Collateral Account or any funds therein it now has or subsequently obtains shall be subordinate to the security interests of the Secured Party in the Collateral Account and the funds therein or credited thereto. The Financial Institution agrees not to exercise any present or future right of recoupment or set-off against the Collateral Account or to assert against the Collateral Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Financial Institution may at any time have against

2

or in the Collateral Account or any funds therein; provided, however, that (i) the Financial Institution may set off all amounts due to the Financial Institution in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Account, including overdraft fees, and the face amount of any checks or other items which have been credited to the Collateral Account but are subsequently returned unpaid and (ii) if any advance of funds is made by Financial Institution to purchase, or to make payment on or against delivery of, any investment property to be held in the Collateral Account, Financial Institution shall have a continuing security interest in and right of setoff against such investment property and the proceeds thereof, until such time as Financial Institution is repaid the amount of such advance.

Section 4. Governing Law, Jurisdiction, Etc. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be (i) the location of the Financial Institution as a bank for purposes of Sections 9-301, 9-304 and 9-307 of the UCC and as a securities intermediary for purposes of Sections 9-301 and 9-307 and Section 8-110 of the UCC, (ii) the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) of the Financial Institution in respect of the Collateral Account and (iii) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Financial Institution in respect of the Collateral Account,. This Control Agreement shall be governed by the laws of the State of New York. The Collateral Account shall be governed by the laws of the State of New York. The Obligor, Secured Party and the Financial Institution each hereby consents, in connection with any dispute arising hereunder, to the exclusive general jurisdiction of a state or federal court situated in the Borough of Manhattan, New York City, in the State of New York and appellate courts from any thereof and waives any objection it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same. The Secured Party, the Obligor and the Financial Institution each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Control Agreement.

Section 5. Possible Conflict with Other Agreements.

(a) Conflict With Other Agreement. In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail with respect to the subject matter hereof.

(b) Amendment. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

(c) Existence of Other Agreements. The Financial Institution hereby confirms and agrees that:

(i) There are no agreements entered into between the Financial Institution and the Obligor with respect to the Collateral Account other than this Agreement and the fee schedule attached hereto as Exhibit A;

(ii) The Financial Institution has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating to the Collateral Account pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person; and

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(iii) The Financial Institution has not entered into, and until the termination of this Control Agreement will not enter into, any agreement purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions.

Section 6. Adverse Claims. As of the effective date of this Control Agreement, except for the claims and interests of the Secured Party and the Obligor, no officer or employee of the Financial Institution administering the Collateral Account has actual knowledge of any lien on, or claim to, or interest in, the Collateral Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC), cash or funds credited thereto. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Collateral Account or any portion of the Collateral carried therein, Financial Institution shall use reasonable efforts to notify the Secured Party as promptly as practicable under the circumstances.

Section 7. Account Instructions and Disbursements.

(a) No Control by any Other Person. The Collateral Account shall be under the sole dominion and exclusive control of the Secured Party. The Obligor and the Financial Institution each agrees that neither the Obligor nor any other person, through or under the Obligor or otherwise (other than the Secured Party), shall have any control over the use of, or any right to withdraw any amount from, the Collateral Account at any time, and the Financial Institution shall at no time comply with any instructions with respect to the Collateral Account originated by the Obligor or any person other than the Secured Party.

(b) Investments. Funds in the Collateral Account shall be invested in The Bank of New York Mellon Cash Reserve. The Financial Institution shall have no liability for any loss arising from or related to any such investment other than in accordance with Section 10 of this Control Agreement.

(c) Correspondence, Statements and Confirmations. The Financial Institution shall promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and, if applicable, any financial assets credited thereto, simultaneously to the Obligor and the Secured Party at the address for each set forth in Section 12 of this Control Agreement.

Section 8. [Reserved]

Section 9. Representations of the Financial Institution. Each party hereto hereby represents to each of the other parties hereto that this Control Agreement is the valid and legally binding obligation of such party.

Section 10. Release and Indemnification of Financial Institution.

(a) Standard of Care; Indemnification. (a) Except as otherwise expressly provided herein, Financial Institution shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against the Obligor or the Secured Party arising out of the Financial Institutions compliance with the terms of this Control Agreement, except those Losses arising out of the gross negligence or willful misconduct of Financial Institution. No provision of this Control Agreement shall require the Financial Institution to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the

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exercise of any of its rights or powers. In no event shall Financial Institution be liable for special, indirect, punitive or consequential damages, or lost profits or loss of business, arising in connection with this Control Agreement.

(b) Indemnification. (i) The Obligor hereby agrees to indemnify the Financial Institution and hold the Financial Institution harmless from and against any and all Losses incurred by or asserted against the Financial Institution by reason or as a result of any action or inaction arising out of Financial Institution’s maintenance of the Collateral Account in accordance with this Control Agreement, including reasonable fees and expenses of counsel incurred by the Financial Institution in a successful defense of claims by the Obligor and (ii) the Secured Party hereby agrees to indemnify the Financial Institution and hold the Financial Institution harmless from any against any and all Losses incurred by or asserted against the Financial Institution by reason or as a result of any action or inaction arising out of Financial Institution’s compliance with the instructions from the Secured Party with respect to the Collateral Account in accordance with this Control Agreement, including reasonable fees and expenses of counsel incurred by the Financial Institution in a successful defense of claims by the Secured Party; provided that the Obligor and Secured Party, as applicable, shall not indemnify the Financial Institution for those Losses arising out of the Financial Institution’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of the Obligor and the Secured Party, their respective successors and assigns, notwithstanding the termination of this Control Agreement.

(c) No Obligation Regarding Quality of Securities. Without limiting the generality of the foregoing, the Financial Institution shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Obligor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid securities, or securities which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

(d) No Responsibility Concerning Credit or Security Agreements. The Obligor and the Secured Party hereby agree that, notwithstanding references to the Collateral Agreement in this Control Agreement, the Financial Institution has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement (including without limitation, no duty, responsibility or obligation to monitor the Obligor’s or the Secured Party’ compliance with the Collateral Agreement or to know the terms of the Collateral Agreement).

(e) No Duty of Oversight. The Financial Institution is not at any time under any duty to monitor the value of any securities in the Collateral Account or whether the securities is of a type required to be held in the Collateral Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any securities.

(f) Advice of Counsel. The Financial Institution may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

(g) No Collection Obligations. The Financial Institution shall be under no obligation to take action to collect any amount payable on securities in default, or if payment is refused after due demand and presentment.

(h) Fees and Expenses. The Obligor agrees to pay to the Financial Institution the fees and expenses as may be agreed upon from time to time between the Obligor, the Secured Party and the Financial Institution. The initial fee schedule approved by the parties is attached hereto as Exhibit A. The Obligor shall reimburse the Financial Institution for all costs associated with transfers of securities to Financial Institution and records kept in connection with this Control Agreement. The

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Obligor shall also reimburse the Financial Institution for reasonable and documented out-of-pocket expenses which are a normal incident of the services provided hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Financial Institution shall have the right (and is hereby authorized by the Secured Party) to pay the fees and expenses described in this Section 10(f) from funds on hand in the Collateral Account as and when the same are due and payable.

(i) Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. (a) Subject to the terms of this Control Agreement, Financial Institution shall be entitled to rely upon any written instructions actually received by the Financial Institution from Obligor or the Secured Party from an officer or other authorized person listed on the Incumbency Certificate delivered by the Obligor or the Secured Party, as the case may be, and as updated by written notice to the Financial Institution by such Obligor or such Secured Party from time to time. If Financial Institution receives written instructions from the Obligor or the Secured Party which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Obligor and the Secured Party each understands and agrees that Financial Institution cannot determine the identity of the actual sender of such written instructions and that Financial Institution shall conclusively presume that such written instructions have been duly authorized. The Obligor and the Secured Party shall be responsible for ensuring that only authorized instructions are transmitted to the Financial Institution and shall treat any applicable user and authorization codes, passwords and/or authentication keys with extreme care. The Obligor and the Secured Party each acknowledges and agrees that each has been fully informed of the protections and risks associated with the various methods of transmitting written instructions to the Financial Institution and that there may be more secure methods of transmitting written instructions than the method(s) selected by them. The Obligor and the Secured Party each agrees that the security procedures (if any) to be followed in connection with the transmission of written instructions provide to each of them a commercially reasonable degree of protection in light of each party’s particular needs and circumstances. If the Obligor or the Secured Party elects to transmit written instructions through an on-line communication system offered by Financial Institution, the use thereof shall be subject to Financial Institution’s standard terms and conditions applicable to such system. If the Obligor or the Secured Party elects (with the Financial Institution’s prior consent) to transmit written instructions through an on-line communications service owned or operated by a third party, they each agree that the Financial Institution shall not be responsible or liable for the reliability or availability of any such service.

(j) Account Disclosure. The Financial Institution is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

(k) Force Majeure. The Financial Institution shall not be responsible or liable for any failure or delay in the performance of its obligations under this Control Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

(l) Pricing Services. The Financial Institution may, as an accommodation, provide pricing or other information services to the Obligor and/or the Secured Party in connection with this Control Agreement. The Financial Institution may utilize any vendor (including securities brokers

6

and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Financial Institution be liable for any loss, damage or expense suffered or incurred by the Obligor or the Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Financial Institution hereunder.

(m) Entire Agreement; No Implied Duties. This Control Agreement, any schedules and exhibits hereto and the Collateral Agreement embody the entire agreement and understanding among Obligor, Secured Party and the Financial Institution, and supersede all prior agreements and understandings (other than the Collateral Agreement), relating to the subject matter hereof. The Financial Institution shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Control Agreement, and no covenant or obligation shall be implied against the Financial Institution in connection with this Control Agreement

(n) Agent Liability. The Financial Institution may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Financial Institution shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 11. Successors; Assignment.

(a) Successors. The terms of this Control Agreement shall be binding upon, and shall be for the benefit of, the parties hereto and their respective successors.

(b) Assignment by Financial Institution. The Financial Institution shall not assign any right, title or interest hereunder; provided, however, that notwithstanding the foregoing, any corporation or other entity into which the Financial Institution may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting for any merger, conversion or consolidation to which the Financial Institution shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Financial Institution, shall be the successor of the Financial Institution.

(c) Assignment by Secured Party. The Secured Party may assign its rights hereunder by sending prior written notice of such assignment to the Obligor and the Financial Institution.

(d) Assignment by Obligor. The Obligor shall not assign any right, title or interest hereunder.

(e) Successor Account. The terms of this Control Agreement shall be binding on and shall apply to any successor account to the Collateral Account.

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below, provided that any notice or communication delivered to the Financial Institution shall be deemed effective upon actual receipt thereof by the Financial Institution.

The Obligor:

Dynegy Midwest Generation, LLC.

1000 Louisiana Street, Suite 5800

7

Houston, Texas 77002-5050

Attention: Clint Freeland, CFO

Telephone: 713-356-2200

Fax: 713-767-8648

Secured Party:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Group –Larcy Naval. Vice-President

Telephone: 212-325-9143

Fax: 212-743-1783

Financial Institution:

The Bank of New York Mellon

101 Barclay Street, 8 West

New York, NY 10286

Attention: Corporate Trust Administration

Telephone: 212-815-6907

Fax: 212-815-5707

The Financial Institution shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Financial Institution to be authorized to give instructions and directions on behalf of the Obligor or the Secured Party. The Financial Institution shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Obligor or the Secured Party; and the Financial Institution shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Obligor or the Secured Party, as a result of such reliance upon or compliance with such instructions or directions. The Obligor and the Secured Party each agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Financial Institution, including without limitation the risk of the Financial Institution acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any party may change its address for notices in the manner set forth above.

Section 13. Termination.

(a) The obligations of the Financial Institution to the Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of the Secured Party in the Collateral Account have been terminated pursuant to the terms of the Collateral Agreement;

(b) The termination of this Control Agreement shall not terminate the Collateral Account or alter the obligations of the Financial Institution to the Obligor pursuant to other agreements with respect to the Collateral Account; and

(c) Notwithstanding the foregoing, Financial Institution may terminate this Control Agreement upon not less than ninety (90) days prior written notice to the other parties, provided that such termination shall not affect or terminate the Secured Party’s security interest in the Collateral. Upon termination pursuant to this paragraph (c), Financial Institution shall follow such reasonable written

8

instructions of the Secured Party concerning the transfer of Collateral and such termination shall not be effective until all funds in the Collateral Account have been transferred to or as directed by the Secured Party. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Control Agreement.

Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

Section 15. USA PATRIOT ACT. The Obligor and the Secured Party hereby acknowledge that Financial Institution is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Financial Institution must obtain, verify and record information that allows Financial Institution to identify each of Obligor and the Secured Party. Accordingly, prior to opening the Collateral Account hereunder Financial Institution will ask the Obligor and/or the Secured Party to provide certain information including, but not limited to, their name, physical address, tax identification number and other information that will help Financial Institution to identify and verify each of Obligor’s and the Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Obligor and the Secured Party agree that Financial Institution cannot open an Account hereunder unless and until the Financial Institution verifies the Obligor’s and/or the Secured Party’s identity in accordance with its CIP.

Section 16. Exclusive Benefit. Except as specifically set forth in this Control Agreement, this Control Agreement is for the exclusive benefit of the parties to this Control Agreement and their respective permitted successors and assigns, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Control Agreement except as described herein.

Section 17. Taxes. Obligor, Secured Party and the Financial Institution agree that all items of income, gain, expense and loss recognized on the Collateral shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Obligor.

[Signature Pages to Follow]

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DYNEGY MIDWEST GENERATION, LLC, as Obligor

By:
Name:
Title:

Signature Page to Account Control Agreement

CREDIT SUISSE AG, Cayman Islands Branch,
as Secured Party

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Account Control Agreement

THE BANK OF NEW YORK MELLON,
as Financial Institution

By:
Name:
Title:

Signature Page to Account Control Agreement

EXHIBIT A

FEE SCHEDULE

(a)

Dynegy Midwest Generation, LLC/Credit Suisse

Control Agreement

(A) Fee Schedule

July 26, 2011

(b)

Upon appointment of The Bank of New York Mellon (“BNY”) as Financial Institution, Borrower shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.

(c)

GENERAL FEES

(d)

(e)	ACCEPTANCE FEE - $5,000

This one time charge of $5,000 is payable at the time of the closing and includes the review and execution of the Control Agreement and all documents submitted in support thereof.

ANNUAL ADMINISTRATIVE FEE - $5,000

An annual fee of $5,000 covering the duties and responsibilities related to functions under the pledge documents and maintenance of accounts. This fee is payable in advance for the year and shall not be prorated.

(f)

(g)	INVESTMENT COMPENSATION

With respect to investments in money market mutual funds for which BNY provides shareholder services BNY (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to BNY to Invest Cash Balances in Money Market Mutual Funds.

BNY will charge a $25.00 transaction fee for each purchase, sale, or redemption of securities other than the aforementioned Money Market Mutual Funds.

DISBURSEMENT FEE (CHECK OR WIRE) PER TRANSACTION

A fee of $10.00 will be assessed for each disbursement.

COUNSEL FEE

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A fee covering the fees and expenses of Counsel for its services, including review of governing documents, communication with members of the closing party (including representatives of the issuer, investment banker(s), attorney(s) and BNY), attendance at meetings and the closing, and such other services as BNY may deem necessary. The Counsel fee will be the actual amount of the fees and expenses charged by Counsel and is payable at closing. Should closing not occur, you shall still be responsible for payment of Counsel fees and expenses.

MISCELLANEOUS FEES

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in BNY’s sole discretion. These extraordinary services may include, but are not limited to, supplemental agreements, the preparation of special or interim reports, custody of collateral, a one-time fee to be charged upon termination of an engagement. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

OTHER MISCELLANEOUS FEES

FDIC or other governmental charges will be passed along to you as incurred.

OUT-OF-POCKET EXPENSES

Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; statutory filing charges, including UCC amendments, continuations, and termination fees; and expenses of BNY’s representative(s) and Counsel for attending special meetings. Fees and expenses of BNY’s representatives and Counsel will be charged at the actual amount of fees and expenses charged and all other expenses will be charged at cost of all expenses billed for the year, in BNY’s discretion, and BNY may charge certain expenses at cost and others on a percentage basis.

DEFAULT ADMINISTRATION FEES AND EXPENSES

In the event that a default occurs and is not cured within the appropriate time period required by the Control Agreement, BNY shall be paid a Default Administration Fee calculated in accordance with BNY’s hourly rate in effect at the time of the default and as may be modified by BNY in its sole discretion from time to time thereafter, plus all expenses incurred by BNY, which expenses will include the fees and expenses of Counsel. In addition, if BNY is required to advance any payments, BNY shall be entitled to charge interest on such advances at BNY’s (or one of its affiliate’s) prime rate in effect on the date of the advance.

(h)

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(i) Terms and Disclosures

TERMS OF PROPOSAL

Final acceptance of the appointment under the Control Agreement is subject to approval of authorized officers of BNY and full review and execution of all documentation related hereto. Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including Counsel fees. We reserve the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you. Fees may be subject to adjustment during the life of the engagement.

MISCELLANEOUS

The terms of this Fee Schedule shall govern the matters set forth herein and shall not be superseded or modified by the terms of the Control Agreement. This Fee Schedule shall be governed by the laws of the State of New York without reference to laws governing conflicts. BNY and the undersigned agree to jurisdiction of the federal and state courts located in the State of New York.

CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT

To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

What this means to you: When you establish a relationship with BNY, we will ask you to provide certain information (and documents) that will help us to identify you. We will ask for your organization’s name, physical address, tax identification or other government registration number and other information that will help us to identify you. We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.

We thank you for your assistance.

Accepted By:	For BNY:

Signature:

Date:

Name:

Title:

7

8

Exhibit D

EXHIBIT D-1

to Letter of Credit Reimbursement and Collateral Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Issuing Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Foreign Issuing Lender]

Date: [            ,         ]

    Dynegy Power, LLC

Email:

Re: Dynegy Power, LLC – Foreign Issuing Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 3.10(e) of the Letter of Credit Reimbursement and Collateral Agreement, dated as of [            ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Account Party”), Credit Suisse AG, Cayman Islands Branch (an “Issuing Lender”), and the other Issuing Lenders party thereto from time to time. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

[Insert name of applicable Foreign Issuing Lender] (the “Foreign Issuing Lender”) is providing this U.S. Tax Compliance Certificate pursuant to Section 3.10(e) of the Agreement. Foreign Issuing Lender hereby represents and warrants that:

1. The Foreign Issuing Lender is the sole record and beneficial owner of the Obligations in respect of which it is providing this U.S. Tax Compliance Certificate. The Foreign Issuing Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2. The Foreign Issuing Lender is not a 10-percent shareholder of the Account Party within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3. The Foreign Issuing Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Account Party with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Account Party, and (2) the undersigned shall have at all times furnished the Account Party with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF FOREIGN ISSUING LENDER]

By:

Name:
Title:

10

EXHIBIT D-2

to Letter of Credit Reimbursement and Collateral Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Participant]

Date: [            ,         ]

    Dynegy Power, LLC

Email:

Re: Dynegy Power, LLC – Foreign Issuing Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 3.10(e) of the Letter of Credit Reimbursement and Collateral Agreement, dated as of [            ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Account Party”), Credit Suisse AG, Cayman Islands Branch (an “Issuing Lender”), and the other Issuing Lenders party thereto from time to time. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

[Insert name of applicable Participant] (the “Non-U.S. Participant”) is providing this U.S. Tax Compliance Certificate pursuant to Section 3.10(e) of the Agreement. The Non-U.S. Participant hereby represents and warrants that:

1. The Non-U.S. Participant is the sole record and beneficial owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate. The Non-U.S. Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2. The Non-U.S. Participant is not a 10-percent shareholder of the Account Party within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3. The Non-U.S. Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Issuing Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Account Party, and (2) the undersigned shall have at all times furnished the Account Party with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

11

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. PARTICIPANT]

By:

Name:
Title:

12

EXHIBIT D-3

to Letter of Credit Reimbursement and Collateral Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Participant]

Date: [            ,         ]

    Dynegy Power, LLC

Email:

Re: Dynegy Power, LLC – Foreign Issuing Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 3.10(e) of the Letter of Credit Reimbursement and Collateral Agreement, dated as of [            ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Account Party”), Credit Suisse AG, Cayman Islands Branch (an “Issuing Lender”), and the other Issuing Lenders party thereto from time to time. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

[Insert name of applicable Participant] (“Non-U.S. Participant”) is providing this U.S. Tax Compliance Certificate pursuant to Section 3.10(e) of the Agreement. Non-U.S. Participant hereby represents and warrants that:

1. Non-U.S. Participant is the sole record owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate and its partners/members are the sole beneficial owners of such participation. Neither Non-U.S. Participant nor any of its partners/members is a “bank” for purposes of Section 871(h) or 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2. None of the partners/members of Non-U.S. Participant is a 10-percent shareholder of the Account Party within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3. None of the partners/members of Non-U.S. Participant is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Issuing Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information

13

provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. PARTICIPANT]

By:

Name:
Title:

14

EXHIBIT D-4

to Letter of Credit Reimbursement and Collateral Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Issuing Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Foreign Issuing Lender]

Date: [            ,         ]

    Dynegy Power, LLC

Email:

Re: Dynegy Power, LLC – Foreign Issuing Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 3.10(e) of the Letter of Credit Reimbursement and Collateral Agreement, dated as of [            ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Account Party”), Credit Suisse AG, Cayman Islands Branch (an “Issuing Lender”), and the other Issuing Lenders party thereto from time to time. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Agreement.

[Insert name of applicable Foreign Issuing Lender] (the “Foreign Issuing Lender”) is providing this U.S. Tax Compliance Certificate pursuant to Section 3.10(e) of the Agreement. The Foreign Issuing Lender hereby represents and warrants that:

1. The Foreign Issuing Lender is the sole record owner of the Obligations in respect of which it is providing this U.S. Tax Compliance Certificate and its partners/members are the sole beneficial owners of such Obligations. Neither the Foreign Issuing Lender nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2. None of the partners/members of the Foreign Issuing Lender is a 10-percent shareholder of the Account Party within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3. None of the partners/members of the Foreign Issuing Lender is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Account Party with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Account Party, and (2) the

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undersigned shall have at all times furnished the Account Party with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF FOREIGN ISSUING LENDER]

By:

Name:
Title:

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